EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Aerojet Rocketdyne Holdings, Inc. of our report dated February 19, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Aerojet Rocketdyne Holdings, Inc.'s Annual Report on Form 10‑K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP

Sacramento, California
May 13, 2019